[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

EXHIBIT 10.47

OMB Approval 2700-0042

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING N/A	PAGE OF PAGES 1 31
2. CONTRACT (Proc. Inst. Ident.) NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
N01-AI-30053	September 30, 2003	VR076
5. ISSUED BY CODE	2668-30053	6. ADMINISTERED BY (If other than Item 6) CODE
National Institutes of Health Contract Management Branch, NIAID Room 2230 6700-B Rockledge Dr., MSC 7612 Bethesda, Maryland 20892-7612	DMID-VR RFP NIH-NIAID-DMID-03-29
7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)	8. DELIVERY
VaxGen, Inc. 1000 Marina Blvd. Ste. 200 Brisbane, CA 94005-1841	☐ FOB ORIGIN ☒ OTHER (See below) FOB Destination
9/ DISCOUNT FOR PROMPT PAYMENT
N/A

10. SUBMIT INVOICES	ITEM
CODE	FACILITY CODE	ADDRESS SHOWN IN:	Art. G .3.
11. SHIP TO/MARK FOR CODE	N/A	12. PAYMENT WILL BE MADE BY CODE	N/A
Article F.1.	See Article G.3.
13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION: NA ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA EIN# 1-943236309-A1 CAN# 3 -8460924 - $34,488,440 SOCC# 25.55 DOC# 300N1AI30053A
15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

Title: Production and Testing of Anthrax Recombinant Protective Antigen (rPA) Vaccine

Period: September 30, 2003 through September 29, 2007
Amount Allotted: $ 34,488,440
Contract Type: Cost Plus Fixed Fee/Completion

FY 03 FY 04	$34,488,440 $45,798,421 $ $ $
15G. TOTAL AMOUNT OF CONTRACT	$80,286,861
16. TABLE OF CONTENTS
(x)	SEC.	DESCRIPTION	PAGE(S)	(x)	SEC.	DESCRIPTION	PAGE(S)
PART I - THE SCHEDULE	PART II - CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	24
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	4	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	10	☒	J	LIST OF ATTACHMENTS	30
☒	D	PACKAGING AND MARKING	12	PART IV - REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	12	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	31
☒	F	DELIVERIES OR PERFORMANCE	12	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
☒	G	CONTRACT ADMINISTRATION DATA	14
☒	H	SPECIAL CONTRACT REQUIREMENTS	17	☐	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return _3__ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number _      _________________________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)	20A. NAME OF CONTRACTING OFFICER
Lance Gordon, CEO	Elizabeth Osinski Contracting Officer, CMB, NIAID, NIH
19B. NAME OF CONTRACTOR ____/s/ Lance Gordon_______________ (Signature of person authorized to sign)	19C. DATE SIGNED 9/30/03	20B. UNITED STATES OF AMERICA BY _/s/ Elizabeth Osinski__________________________ (Signature of Contracting Officer)	20C. DATE SIGNED 9/30/03

NSN 7540-01-152-8069	26-107	STANDARD FORM 26
(REV. 4-85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA
FAR (48 CFR) 53.214(a)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.

SECTION B. SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of this contract is to continue development of the rPA vaccine and produce, test and release three million doses made from at least three cGMP consistency lots.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.	The estimated cost of this contract is $73,321,334.

b.	The fixed fee for this contract is $6,965,527. The fixed fee shall be paid in installments based on the negotiated milestones set forth in ARTICLE B.4.d., and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract. Payment of fixed fee shall not be made in less than monthly increments.

c.	The Government’s obligation, represented by the sum of the estimated cost plus fixed fee, is $80,286,861.

d.	Total funds currently available for payment and allotted to this contract are $34,488,440 , of which $31,496,292 represents the estimated costs, and of which $2,992,148 represents the fixed fee. For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in Part II, ARTICLE I.2. Authorized Substitutions of Clauses. These funds cover the start dates for Milestones 1, 2, 3, 4, 5, 6, 7, 8, 9,14 and 16.

e.	It is estimated that the amount currently allotted will cover performance of the contract through September 23, 2004.

f.	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

g.	Future increments to be allotted to this contract are estimated as follows:

FY	PERIOD	ESTIMATED COST	FIXED FEE	TOTAL AMOUNT

04	9/30/03-9/29/07	$ 41,825,042	$3,973,379	$45,798,421
(These funds cover the start of Milestones 10, 11, 12, 13, 15 and 17)

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a. Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

(1)	Acquisition, by purchase or lease, of any interest in real property;

(2)	Special rearrangement or alteration of facilities;

(3)	Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

(4)	Travel to attend general scientific meetings;

(5)	Foreign travel — See Paragraph b.(2) below;

2.

(6)	Consultant costs;

(7)	Subcontracts;

(8)	Patient care costs;

(9)	Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property), 1990, regardless of acquisition value.

b.	Travel Costs

(1)	Domestic Travel

(a)	Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $409,495 without the prior written approval of the Contracting Officer.

(b)	The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

(2)	Foreign Travel

Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Subcontracts

(1)	To negotiate a cost plus fixed fee type subcontract with Health Protection Agency (Porton Down) in the estimated cost of [ *] plus a fixed fee of [ * ] for a total cost plus fixed fee amount not to exceed
[ * ] . This subcontract shall also include ceilings for the indirect cost rates as set forth in the Indirect Cost Rate section of this contract. Award of the subcontract shall not proceed and no costs may be incurred until receipt of the State Department Clearance and without the prior written approval of the Contracting Officer upon review of the supporting documentation and a draft subcontract as required by the Subcontracts clause of the General Clauses incorporated in this contract. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.

(2)	To negotiate a cost plus fixed fee type subcontract with Battelle in the estimated cost of [ * ] plus a fixed fee of [ * ] for a total estimated cost plus fixed fee amount not to exceed [ * ]. Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation and a draft subcontract agreement as required by the Subcontracts clause of the General Clauses incorporated in this contract. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.

3.

b.	Indirect Cost Rate Ceilings

(1)	In no event shall the final amount reimbursable for the indirect costs exceed a ceiling rate of [ * ]% for Fringe Benefits using a base of Direct Labor for the entire performance period of this contract.

(2)	In no event shall the final amount reimbursable for Technical Labor Overhead using a base of Technical Direct Labor and Fringe Benefits exceed a ceiling rate of [ * ]% for the entire performance period of this contract.

(3)	In no event shall the final amount reimbursable for Manufacturing Overhead using a base of Manufacturing Direct Labor and Fringe Benefits exceed a ceiling rate of [ * ]% for the entire performance period of this contract.

(4)	In no event shall the final amount reimbursable for General and Administrative Expenses (G&A) exceed a ceiling rate of [ * ]% of Direct Labor, Technical Labor Overhead , Manufacturing Labor Overhead and Total Other Direct Costs for the entire performance period of this contract.

(5)	For the Health Protection Agency (HPA) Porton Down subcontract, in no event shall the final amount reimbursable for Labor Overhead using a base of Direct Labor and Fringe Benefits exceed a ceiling rate of [ * ]% for the entire performance period of this subcontract. In no event shall the final amount reimbursable for General and Administrative Expenses (G&A) using a base of Direct Labor, Fringe Benefits, Overhead and Total Other Direct Costs exceed a ceiling rate of [ * ]% for the entire period of performance of this subcontract.

(6)	Any costs over and above these cost ceilings in items (1) through (5) above shall not be reimbursed under this contract or any other Government contract, grant, or cooperative agreement.

(7)	The Contractor shall complete all work in accordance with the Statement of Work, terms and conditions of this contract.

c.	Product Liability Insurance as a [ * ]

(1)	[ * ]

[ * ]

[ * ]

d.	Contract Milestones

The Contractor shall complete all work in accordance with the Statement of Work and the contract milestones set forth below. The distribution of the fixed fee shall be paid in milestone based installments and payment of this fee is determined by the Project Officer’s written certification that the milestone has been satisfactorily performed and that the technical requirements have been met regarding the completion of the following milestones: If the Contractor meets the milestones earlier than the dates set forth below, then the fee will be paid at the earlier date after completion of the milestone.

	MILESTONES	ESTIMATED COST	FIXED FEE	TOTAL CPFF

Milestones for VaxGen

1	Submit refined preclinical	$[ * ]	$[ * ]	$[ * ]
testing plan on or before
12/22/03

2	Submit refined clinical testing	$[ * ]	$[ * ]	$[ * ]
plan on or before 12/16/03

4.

	MILESTONES	ESTIMATED COST	FIXED FEE	TOTAL CPFF

3	Submit refined regulatory plan	$[ * ]	[ * ]	$[ * ]
on or before 12/15/03

4	Complete development and	$[ * ]	$[ * ]	$[ * ]
validation of assays on or
before 3/22/04

5	Demonstrated suitability of	$[ * ]	$[ * ]	$[ * ]
facility on or before 11/7/03

6	Demonstrated tech transfer on	$[ * ]	$[ * ]	$[ * ]
or before 6/9/04

7	Submit inventory	$[ * ]	$[ * ]	$[ * ]
storage/maintenance plan on or
before 9/20/06

8	Phase 2 trial completed on or	$[ * ]	$[ * ]	$[ * ]
before 3/7/05 - Reporting to
NIAID and subsequent payment to
be broken into three distinct
phases: (1) initiation of
enrollment (first patient
enrolled) (2) Last patient out;
and (3) delivery of final
report to NIAID. Reports
should include all data
collected during the various
phases of the study. Fee for
this milestone shall be paid in
3 equal installments of the
total fee for this milestone
based on the completion of
phases (1), (2), and (3) above.

9	Stockpile manufacturing	$[ * ]	$[ * ]	$[ * ]
feasibility plan on or before
9/20/06

10	Manufacture all bulk rPA on or	$[ * ]	$[ * ]	$[ * ]
before 4/2/04 and fee will be
paid after receipt of
Certificate of Analysis

11	Fill/Finish 3 million doses on	$[ * ]	$[ * ]	$[ * ]
or before 10/14/04 and fee will
be paid after receipt of
Certificate of Analysis

12	Release of 3d cGMP lot, deliver	$[ * ]	$[ * ]	$[ * ]
or store 3 million doses after
receipt on or before 10/19/04
and fee will be paid after
receipt of Certificate of
Analysis

5.

	MILESTONES	ESTIMATED COST	FIXED FEE	TOTAL CPFF

13	Second Phase 2 trial completed	$[ * ]	$[ * ]	$[ * ]
on or before 6/21/06 Reporting
to NIAID and subsequent payment
to be broken into three
distinct phases: (1) initiation
of enrollment (first patient
enrolled) (2) Last patient out;
and (3) delivery of final
report to NIAID. Reports
should include all data
collected during the various
phases of the study. Fee for
this milestone shall be paid in
3 equal installments of the
total fee for this milestone
based on the completion of
phases (1), (2), and (3) above.

14	Preclinical studies completed	$[ * ]	$[ * ]	$[ * ]
on or before 7/11/06

15	Complete regulatory plan on or	$[ * ]	$[ * ]	$[ * ]
before 9/4/07

16	Complete stability plan on or	$[ * ]	$[ * ]	$[ * ]
before 3/30/07 Upon completion
of 1st year, 2nd year and 3rd
year of stability testing and
reporting, fee will be paid in
partial payments

17	Complete inventory	$[ * ]	$[ * ]	$[ * ]
storage/maintenance plan on or
before 10/4/06

e.	Scientific Meetings

        Travel to general scientific meetings as follows:

Authorization to expend contract funds for general scientific meeting travel is not provided herein. The Contractor shall request approval to expend contract funds for general scientific meeting travel, in writing, 4 weeks in advance of the proposed travel. The Contractor’s written request shall include the name(s) and title(s) of personnel proposed to travel, the meeting dates and location, details of proposed costs (airfare, per diem/subsistence, other), and a description of the benefit to be derived (to this contract) from the proposed travel.

f.	Protocol Approvals

(1)	The Contractor shall not commence work on any clinical or pre-clinical protocol unless the Contractor has received written approval of that protocol from the NIAID Project Officer. The NIAID Project Officer will approve the clinical and pre-clinical protocols in consultation with an advisory group. It is understood that the clinical or pre-clinical protocols may be modified and may not be implemented as proposed. It is further understood that any costs incurred in the conduct of any clinical or pre-clinical protocol that has not received the written approval of the NIAID Project Officer shall not be reimbursed through this contract.

6.

(b)	The Contractor shall not commence work on any clinical protocol until the NIAID has informed the Contractor that it has been found exempt from OMB clearance procedures by the Clinical Exemption Committee of the NIH.

g.	Subcontractor Estimated Expenditures

The Contractor shall include in their monthly voucher a list of estimated Subcontractor monthly expenditures for Subcontractors that have not submitted invoices for that respective month. If the Subcontractor(s) did not work and therefore did not incur costs during that respective month, then this should also be indicated on the monthly voucher.

h.	Invoices — Cost and Personnel Reporting, and Variances from the Negotiated Budget

(1)	The contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

(a)	Direct Labor — List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

(b)	Fringe Benefits — Cite rate and amount

(c)	Overhead — Cite rate and amount

(d)	Materials & Supplies — Include detailed breakdown when total amount is over $1,000.

(e)	Travel — Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

(f)	Subcontracts — Attach subcontractor invoice(s).

(g)	Equipment — Cite authorization and amount.

(h)	Total Cost

(i)	Fixed Fee

(j)	Total CPFF

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

(2)	The contractor agrees to immediately notify the contracting officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

SECTION C. DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

a.	Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to accomplish the tasks and milestones in the Statement of Work, SECTION J, ATTACHMENT 1, dated September 30, 2003, attached hereto and made a part of this contract. Performance and expenditures under this contract will be consistent with the work plans, schedule and budget described in the Contractor’s initial proposal dated June 27, 2003,and the Final Proposal Revision dated September 8, 2003, which includes the answers provided in Response to the Technical and Administrative Questions.

ARTICLE C.2. REPORTING REQUIREMENTS

The Contractor shall submit to the Contracting Officer and to the Project Officer technical progress reports covering the work accomplished during each reporting period. These reports are subject to the technical inspection and requests for clarification by the Project Officer. These shall be brief and factual and prepared in accordance with the following:

7.

a.	Technical Reports

The Contractor shall prepare and submit the following reports in the manner stated below:

(1)	Monthly Technical Progress Reports — On the fifteenth of each month for the previous calendar month, the Contractor shall submit six (6) copies of a Monthly Technical Progress Report, comprising five (5) copies to the Project Officer and one (1) copy to the Contracting Officer. Such reports shall include the following specific information:

(a)	A cover page that lists the contract number and title, the period of performance being reported, the contractor’s names and address, the author(s), and the date of submission;

(b)	SECTION I — An introduction covering the purpose and scope of the contract effort;

(c)	SECTION II — The report shall detail, document, and summarize the results of work done during the period covered. These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project. Also to be included in the report is a summary of work proposed for the next reporting period. Specific requirements are set forth in the Work Statement. A summary of each ongoing and completed protocol shall be submitted at this time. A monthly report will not be required for the period when the final report is due. Preprints and reprints of papers and abstracts shall be submitted with the Annual Report.

(d)	SECTION III — Substantive performance; a description of current technical or substantive performance and any problems encountered and/or which may exist along with resolution or proposed corrective action. An explanation of any difference between planned progress and actual progress, why the differences have occurred, and if behind planned progress what corrective steps are planned.

(e)	SECTION IV — Estimated and Actual Expenses

This report shall also contain a narrative statement as to whether there is any discrepancy at this time between the % of work completed and the cumulative costs incurred to date. Section IV of this report shall also contain estimates for the Subcontractors’ expenses from the previous month if the Subcontractor did not submit a bill in the previous month. These shall be listed for each Subcontractor. If the Subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors.

(2)	Milestone Reports — A milestone report will be provided after the completion of each Milestone unless otherwise agreed upon by the Principal Investigator and the Project Officer. Milestone reports and monthly reports may be combined if agreed by the Contracting Officer and the Project Officer. For those months when milestone reporting requirements are extensive, the monthly Technical Progress Report may not be required if agreed by the Project Officer, Contracting Officer and Contractor. Cost information for the month will be required in all cases.

(3)	Final Report — By the expiration date of the contract, the Contractor shall submit five (5) copies of a comprehensive Final Report, as above, comprising four (4) copies to the Project Officer and one (1) copy to the Contracting Officer. This final report shall detail, document and summarize the results of the entire contract work for the period covered. This report shall be in sufficient detail to explain comprehensively the results achieved. Specific requirements are set forth in the Work Statement. Preprints and reprints not submitted previously shall be submitted.

(4)	Summary of Salient Results — With the final report the Contractor shall submit a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

8.

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11 including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted to the Contracting Officer within 90 days after the expiration date of the contract to the following address:

      Contracting Officer
      National Institutes of Health
      National Institute of Allergy and Infectious Diseases, CMB
      6700-B Rockledge Drive, Room 2230
      Bethesda, Maryland 20892 -7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist Contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

SECTION D. PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E. INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the Project Officer is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at the address listed in Article G.1. Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause No. 52.246-8, INSPECTION OF RESEARCH AND DEVELOPMENT — COST REIMBURSEMENT (MAY 2001).

9.

SECTION F. DELIVERIES OR PERFORMANCE ARTICLE

ARTICLE F.1. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.	The items specified below as described in SECTION C, ARTICLE C. 2 . will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified below:

Item	Description	Delivery Schedule

1	Monthly Progress Reports	Fifteenth of each month

2	Milestone Reports	Fifteenth of month following milestone
completion

3	Final Report	Expiration Date of the Contract

4	Summary of Salient Results	With the Final Reports

b.	The above items shall be addressed and delivered to:

Addressee	Deliverable Item	Quantity

Contracting Officer	Monthly Progress Reports	Original
CMB, NIAID, NIH	Milestone Reports	Original
Room 2230, MSC 7612	Final Report	Original
6700B Rockledge Drive	Summary of Salient Results	Original
Bethesda, MD 20892-7612

Project Officer	Monthly Progress Reports	5 Copies
DMID, NIAID, NIH	Milestone Reports	5 Copies
6610 Rockledge Drive	Final Report	5 Copies
MSC 7630, Room 5002	Summary of Salient Results	5 Copies
Bethesda, MD 20892-7630

c.	Other Reports/Deliverables

        The following are considered deliverables under this contract:

(1)	All Technical Reports, Milestone Reports, preprints, and protocols as described in paragraph A, above. These deliverables are due as indicated.

(2)	All milestones indicated in the Statement of Work.

If the Contractor becomes unable to deliver the reports specified hereunder within the period of performance because of unforeseen difficulties, notwithstanding the exercise of good faith and diligent efforts in performance of the work, the Contractor shall give the Contracting Officer immediate written notice of anticipated delay, the reasons for the delay, and the expected date of delivery for the report.

10.

ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov.far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

        52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G. CONTRACT ADMINISTRATION DATA

ARTICLE G.1. ARTICLE G.1. PROJECT OFFICER

The following Project Officers will represent the Government for the purpose of this contract:

Ed Nuzum DVM, PhD
Office of Biodefense Research Affairs (OBRA)/DMID/NIAID/NIH
Mail Stop Code 6604
6610 Rockledge Drive, Room 5117
Bethesda, MD 20892-6604
301-402-8603, 301-402-4197
301-480-1263 (fax)
301-461-8279 (cell)
enuzum@niaid.nih.gov

Eileen Flynn, Co-Project Officer
Office of Biodefense Research Affairs (OBRA)/DMID/NIAID/NIH
Mail Stop Code 7630
6610 Rockledge Drive, Room 5002
Bethesda, MD 20892-7630
Phone: (301) 451-6737
Fax: (301) 480-1263
Email: eflynn@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer’s authorized representative responsible for signing software license agreements issued as a result of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in this contract, the following individual is considered to be essential to the work being performed hereunder:

11.

Name	Title

Carmen Betancourt, MS, MBA	Principal Investigator
Marc Gurwith, MD
Lynne Deans

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACTFINANCIAL REPORT

a.	Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a “proper” payment request pursuant to FAR 32.9.

These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002.

(1)	Invoices/financing requests shall be submitted as follows:

An original and two copies to the following designated billing office:

Contracting Officer Contract Management Branch National Institute of Allergy and Infectious Diseases, NIH Room 2230 6700-B ROCKLEDGE DRIVE, MSC 7612 BETHESDA, MD 20892-7612

(2)	Inquiries regarding payment of invoices should be directed to the designated billing office, (301)496- 0612.

b.	The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in ARTICLE H.12. of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

“I hereby certify that the salaries charged in this invoice are in compliance with P.L. 108-7 and ARTICLE H.12. of the above referenced contract.”

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services Office of Acquisition Management and Policy National Institutes of Health 6100 Building, Room 6B05 6100 EXECUTIVE BLVD MSC 7540 BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer. 12.

ARTICLE G.5. GOVERNMENT PROPERTY

a.	In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor’s Guide for Control of Government Property, 1990, which is incorporated into this contract by reference. Among other issues, this publication provides a summary of the Contractor’s responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract. A copy of this publication is available upon request to the Contracts Property Administrator.

Requests for information regarding property under this contract should be directed to the following office:

Division of Personal Property Services, NIH 6011 Building, Suite 637 6011 EXECUTIVE BLVD MSC 7670 BETHESDA MD 20852-7670 (301) 496-6466

b.	Notwithstanding the provisions outlined in the DHHS Publication, Contractor’s Guide for Control of Government Property, 1990 which is incorporated in this contract in paragraph a. above, the contractor shall use the form entitled, “Report of Government Owned, Contractor Held Property” for performing annual inventories required under this contract. This form is included as an attachment in SECTION J of this contract.

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://ocm.od.nih.gov/cdmp/cps_contractor.htm

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

13.

SECTION H. SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community. PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent research by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2. HUMAN SUBJECTS

RESEARCH INVOLVING HUMAN SUBJECTS SHALL NOT BE CONDUCTED UNDER THIS CONTRACT UNTIL THE PROTOCOL DEVELOPED IN PHASE II HAS BEEN APPROVED BY NIAID, WRITTEN NOTICE OF SUCH APPROVAL HAS BEEN PROVIDED BY THE CONTRACTING OFFICER, AND THE CONTRACTOR HAS PROVIDED TO THE CONTRACTING OFFICER A PROPERLY COMPLETED “PROTECTION OF HUMAN SUBJECTS ASSURANCE IDENTIFICATION/IRB CERTIFICATION/DECLARATION OF EXEMPTION”, FORM OMB NO. 0990-0263 (FORMERLY OPTIONAL FORM 310) CERTIFYING IRB REVIEW AND APPROVAL OF THE PROTOCOL. THE HUMAN SUBJECT CERTIFICATION CAN BE MET BY SUBMISSION OF THE CONTRACTOR’S SELF DESIGNATED FORM, PROVIDED THAT IT CONTAINS THE INFORMATION REQUIRED BY THE “PROTECTION OF HUMAN SUBJECTS ASSURANCE IDENTIFICATION/IRB CERTIFICATION/DECLARATION OF EXEMPTION”, FORM OMB NO. 0990-0263 (FORMERLY OPTIONAL FORM 310).

ARTICLE H.3. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website: http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html.     The information below is a summary of the NIH Policy Announcement:

The contractor shall maintain the following information: (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

14.

ARTICLE H.4. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The Contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html

http://grants.nih.gov/grants/guide/notice-files/not99-107.html

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

The Contractor must comply with the NIH Policy cited in these NIH Announcements, the NIAID Clinical Terms of Award (http://www.niaid.nih.gov/ncn/clinical/default_human.htm), and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring Board and Plan shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE H.5. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.6. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.	Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-7, Division G, Title V-	2003	10/1/02 - 9/30/03
	General Provisions, Section 510

ARTICLE H.7. ARTICLE H.7. NEEDLE EXCHANGE

a.	Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-7, Division G, Title V-	2003	10/1/02 - 9/30/03
	General Provisions, Section 505
15.

ARTICLE H.8. PRIVACY ACT

This procurement action requires the Contractor to do one or more of the following: design, develop, or operate a system of records on individuals to accomplish an agency function in accordance with the Privacy Act of 1974, Public Law 93- 579, December 31, 1974 (5 USC 552a) and applicable agency regulations. Violation of the Act may involve the imposition of criminal penalties.

The Privacy Act System of Records applicable to this project is Number 09-25-0200. This document may be accessed on the Internet at the following URL: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm.

ARTICLE H.9. INTRODUCTION OF RODENTS AND RODENT PRODUCTS

No rodent or rodent product shall be delivered into the NIH, NIAID environment (NIH) directly, or through collaborative research or holding facilities under contract to NIAID except by permit. Direct shipments to NIH from a commercial colony will be considered exempt. Non-exempt sources must be approved by permit issued through the National Center for Research Resources (NCRR). The permit must be obtained by the Contractor prior to the shipment to NIH of the rodents and/or rodent products. The Contractor must be sure that this permit exists and is current before transferring rodents or rodent products into the NIH, NIAID environment. Refusal or negligence to do so will be considered a material breach of contract and may be treated as any other such material breach. Applications for permits should be submitted not less than 30 days prior to shipping date to: NIH Veterinary Resources Branch (VRP), National Center for Research Resources (NCRR), Scientific Services Branch, Laboratory Sciences Section, Building 28A, Room 111, 28 LIBRARY DR MSC 5210, BETHESDA MD 20892-5210, (301)496-2527.

ARTICLE H.10. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE (PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS WITHOUT PRIOR APPROVAL BY THE OFFICE OF LABORATORY ANIMAL WELFARE (OLAW), OF AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS. THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES (e.g. COLLABORATING INSTITUTIONS, SUBCONTRACTORS, SUBGRANTEES) WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE H.11. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.12. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.	Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as “indirect cost” or “facilities and administrative (F&A) costs”). Direct salary has the same meaning as the term “institutional base salary.” An individual’s direct salary (or institutional base salary) is the annual compensation that the contractor pays for an individual’s appointment whether that individual’s time is spent on research, teaching, patient care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the contractor. The per year salary rate limit also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual’s salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

b.	Public Law No.	Fiscal Year	Dollar Amount of
	P.L. 108-7, Division G, Title II-	2003	Salary Limitation
	General Provisions, Section 204		Executive Level I
16.

c.	Direct salaries which will be paid with FY-03 funds are limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

*For contract expenditures using FY-03 funds, the period 10/1/02 — 12/31/02 the Executive Level rate is $166,700. Effective 1/1/03, for contract expenditures using FY-03 funds, the Executive Level I rate is increased to $171,900 and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates. See the web site listed below for Executive Schedule rates of pay.

LINK to EXECUTIVE LEVEL SALARIES: http://www.opm.gov/oca/PAYRATES/index.htm (Click on “Executive Schedule” for the current Fiscal Year’s salary rate or scroll down to the “General Schedule Salary Tables from Previous Years” to locate the Executive Level salary rates from previous years.)

ARTICLE H.13. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. N01-AI- 30053.”

ARTICLE H.14. PRESS RELEASES

a.	Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.	Public Law and Section No.	Fiscal Year	Period Covered
	P.L. 108-7, Division G, Title V-	2003	10/1/02 - 9/30/03
	General Provisions, Section 507

ARTICLE H.15. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov, and the mailing address is: Office of Inspector General Department of Health and Human Services TIPS HOTLINE P.O. Box 23489 Washington, D.C. 20026

ARTICLE H.16. ANTI -LOBBYING

a.	Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall not be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b.	Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

17.

c.	Public Law and Section No.	Fiscal Year	Period Covered

	for a., above: P.L. 108-7, Division G,	2003	10/1/02 - 9/30/03
	Title V- General Provisions, Section 503a
	for b., above: P.L. 108-7, Division G,	2003	10/1/02 - 9/30/03
	Title V. General Provisions, Section 503b

ARTICLE H.17. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, “Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” (Federal Register Notice, December 23, 1999 {64 FR 72090}), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at : http://ott.od.nih.gov/NewPages/64FR72090.pdf. is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, “research tools,” “research materials,” and “research resources” are used interchangeably and have the same meaning.

ARTICLE H.18. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORISM ACTIVITIES

The Contractor acknowledges that U. S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.19. SELECT AGENT AWARDS TO FOREIGN CONTRACTORS STATUS

This award includes research involving Select Agents (see 42 CFR 73 for the Select Agent list; and 7 CFR 331 and 9 CFR 121 for the relevant animal and plant pathogens). Before using contract funds for any work directly involving the Select Agents, the contractor must provide information satisfactory to the NIH that a process equivalent to that described in 42 CFR 73 for US institutions is in place and will be administered for all Select Agent work covered by the contract. The contractor must address the following key elements for their institution: safety; security; training; procedures for ensuring that only approved/appropriate individuals have access to the Select Agents; and any applicable laws, regulations and policies equivalent to 42 CFR 73.

ARTICLE H.20. OFFICE OF HEALTH AND SAFETY - LABORATORY REGISTRATION/SELECT AGENT TRANSFER PROGRAM

The awardee is responsible for ensuring that all work under this grant, cooperative agreement, or contract complies with all Federal requirements related to select agents including CDCs that can be found at http://www.cdc.gov/od/ohs/1rsat.htm and NIH’s OBRA that can be found at http://grants1.nih.gov/grants/guide/notice-files/NOT-OD-02-052.htm.

ARTICLE H.21. POSSESSION, USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For possession, use and transfer of biological agents or toxins that have been determined to have the potential to pose a severe threat to: 1) public health and safety; 2) both human and animal health; animal health, or animla products; and/or 3) plant health or plant products, registration information must be submitted to the Centers for Disease Control and Prevention, Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Service (APHIS), U.S. Department of Agriculture (USDA) as applicable.

18.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

19.

PART II — CONTRACT CLAUSES

SECTION I. CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR
CLAUSE
NO.	DATE	TITLE

52.202-1	Dec 2001	Definitions

52.203-3	Apr 1984	Gratuities (Over $100,000)

52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)

52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)

52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)

52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12	Jun 2003	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)

52.209-6	Jul 1995	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format

52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data

52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)

52.215-15	Dec 1998	Pension Adjustments and Asset Reversions

52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications

52.216-7	Dec 2002	Allowable Cost and Payment

52.216-8	Mar 1997	Fixed Fee 52.219-8 Oct 2000 Utilization of Small Business Concerns (Over $100,000)

52.219-9	Jan 2002	Small Business Subcontracting Plan (Over $500,000)

52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $500,000)

20.

52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)

52.222-3	Jun 2003	Convict Labor 52.222-26 Apr 2002 Equal Opportunity

52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans,
Veterans of the Vietnam Era, and Other Eligible Veterans

52.223-6	May 2001	Drug-Free Workplace

52.223-14	Jun 2003	Toxic Chemical Release Reporting

52.225-1	Jun 2003	Buy American Act - Supplies

52.225-13	Jun 2003	Restrictions on Certain Foreign Purchases

52.227-1	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)

52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

52.227-11	Jun 1997	Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(I) through (iv).
The frequency of reporting in (I) is annual.

52.227-14	Jun 1987	Rights in Data - General

52.232-9	Apr 1984	Limitation on Withholding of Payments

52.232-17	Jun 1996	Interest (Over $100,000)

52.232-20	Apr 1984	Limitation of Cost

52.232-23	Jan 1986	Assignment of Claims

52.232-25	Feb 2002	Prompt Payment, Alternate I (Feb 2002)

52.232-34	May 1999	Payment by Electronic Funds Transfer—Other Than Central Contractor Registration

52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)

52.242-1	Apr 1984	Notice of Intent to Disallow Costs

52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)

52.242-4	Jan 1997	Certification of Final Indirect Costs

52.242-13	Jul 1995	Bankruptcy (Over $100,000)

52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)

52.244-2	Aug 1998	Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.

52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)

52.245-5	Jun 2003	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)

52.246-23	Feb 1997	Limitation of Liability (Over $100,000)

52.249-6	Sep 1996	Termination (Cost-Reimbursement)

52.249-14	Apr 1984	Excusable Delays 52.253-1 Jan 1991 Computer Generated Forms

52.253-1	Jan 1994	Computer Generated Forms
21.

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR
CLAUSE
NO.	DATE	TITLE

352.202-1	Jan 2001	Definitions - with Alternate paragraph (h) (Jan 2001)

352.216-72	Oct 1990	Additional Cost Principles

352.228-7	Dec 1991	Insurance - Liability to Third Persons

352.232-9	Apr 1984	Withholding of Contract Payments

352.233-70	Apr 1984	Litigation and Claims

352.242-71	Apr 1984	Final Decisions on Audit Findings

352.270-5	Apr 1984	Key Personnel

352.270-6	Jul 1991	Publications and Publicity 3

52.270-7	Jan 2001	Paperwork Reduction Act

{End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT — Rev. 6/2003}.

ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

FAR Clause 52.232-20, LIMITATION OF COST, is deleted in its entirety and FAR Clause 52.232-22, LIMITATION OF FUNDS (APRIL 1984) is substituted therefor. Note: When this contract is fully funded, FAR Clause 52.232-22, LIMITATION OF FUNDS will no longer apply and FAR Clause 52.232-20, LIMITATION OF COST will become applicable.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1)	FAR 52.215-17, Waiver of Facilities Capital Cost of Money (OCTOBER 1997).

(2)	FAR 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JANUARY 1999).

“(c) Waiver of evaluation preference.....

{}	Offeror elects to waive the evaluation preference.”

(3)	FAR 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (JUNE 2003).

“(b) Evaluation adjustment. (1) The Contracting Officer will evaluate offers by adding a factor of 10% to the price of all offers, except — ...”

(4)	FAR 52.224-1, Privacy Act Notification (APRIL 1984)

22.

(5)	FAR 52.224-2, Privacy Act (APRIL 1984)

(6)	FAR 52.227-14, Rights in Data — General (JUNE 1987).

(7)	FAR 52.242-3, Penalties for Unallowable Costs (MAY 2001).

(8)	FAR 52.247-63, Preference for U.S. Flag Air Carriers (JUNE 2003).

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

(1)	HHSAR 352.223-70, Safety and Health (JANUARY 2001). {This clause is provided in full text in SECTION J — ATTACHMENTS.}

(2)	HHSAR 352.270-8, Protection of Human Subjects (JANUARY 2001).

Note: The Office for Human Research Protections (OHRP), Office of the Secretary (OS), Department of Health and Human Services (DHHS) is the office responsible for oversight of the Protection of Human subjects and should replace Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH) wherever it appears in this clause.

(3)	HHSAR 352.270-9, Care of Live Vertebrate Animals (JANUARY 2001).

c.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

(1)	NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

(2)	NIH(RC)-11, Research Patient Care Costs (4/1/84).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text. FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

a.	FAR Clause 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS (APRIL 2003)

(a) Definitions. As used in this clause —

Commercial item, has the meaning contained in the clause at 52.202-1, Definitions.

Subcontract, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)	To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c)	(1)	The Contractor shall insert the following clauses in subcontracts for commercial items:

(i)	52.219-8, Utilization of Small Business Concerns (OCT 2000) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

23.

(ii)	52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).

(iii)	52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a)).

(iv)	52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

(v)	52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (APR 2003) (46 U.S.C. Appx 1241 and 10 U.S.C. 2631) (flow down required in accordance with paragraph (d) of FAR clause 52.247-64).

(2)	While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d)	The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

24.
PART III

SECTION J. LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, September 30, 2003, 3 pages.

2.	Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97), 5 pages.

3.	Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

4.	Annual Technical Progress Report Format for Each Study, July 1994, 1 page.

5.	Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

6.	Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

7.	Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page

8.	Report of Government-Owned, Contractor Held Property, 1 page.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

25.

PART IV

SECTION K. REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.	Representations and Certifications, dated September 8, 2003.

2.	Human Subjects Assurance Identification Number VaxGen, Inc. FWA00001083, dated

3.	Animal Welfare Assurance Numbers —

Subcontractor Argus Research Laboratories, Inc./Charles River Labs - A3963-01 Subcontractor Battelle Memorial Institute-Columbus - A3034-01 Subcontractor Covance Laboratories, Inc. - A3218-01

END of the SCHEDULE
(CONTRACT)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

26.

Statement of Work

   Production and Testing of Anthrax Recombinant Protective Antigen (rPA) Vaccine

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to accomplish the tasks and milestones described below. Performance and spending under this contract will be consistent with the work plans, schedule and budget described in the Contractor’s initial proposal dated June 27, 2003,and the Final Proposal Revision dated September 8, 2003, which includes the answers provided in Response to the Technical and Administrative Questions.

Using intellectual property to which the company has unencumbered access and documents “freedom to operate” and technology known to be acceptable in the production of vaccines licensed for use in the U. S., the Contractor shall accomplish the following work associated with intermediate-scale manufacturing and product testing:

(a)	Manufacture, formulate, fill, finish, release and deliver to the government as single doses, up to 3-5 x 10e6 doses of rPA anthrax vaccine from at least three (3) current cGMP consistency lots. This cGMP manufacturing shall be preceded by transfer of assay and process technologies, process development and validation and engineering runs sufficient to insure production of at least three cGMP consistency lots suitable for Phase 3 trials and acceptable to the FDA.

(b)	Develop and validate product release and characterization criteria, serological assays and reagents that shall ultimately support BLA submission and product licensure.

(c)	Develop, implement and execute accelerated and long-term stability testing programs that shall ensure the safety, sterility, potency and integrity of the IND vaccine inventory.

(d)	Store, maintain and replenish the rPA vaccine inventory, as necessary, through the end of this contract.

(e)	Conduct preclinical and clinical testing to assure the safety and efficacy of the initial and stored vaccine inventory; and to obtain data that shall contribute to submission of a Biologics License Application (BLA) to the Food and Drug Administration (FDA). Preclinical testing shall include two well-characterized, appropriate animal models with B. anthracis spore aerosol challenge to enable correlation of efficacious immune response in animals to immune response in man. These models shall continue to be refined such that data provided from future pivotal studies be adequate to support vaccine licensure under the animal rule.

(f)	Conduct initial Phase 2 clinical trials.

Milestones: Consistent with the urgent requirement and work requirements described above, the Contractor will submit a proposed plan, and execute this plan to accomplish the following milestones. Unless otherwise agreed, all milestones will conclude with delivery of an acceptable final milestone report to the NIAID.

1.	Milestone 1: Within three months of contract award, refine and submit a preclinical testing plan to licensure that is integrated with the clinical testing and manufacturing plans using the most current and available information including consultation with DMID and FDA Center for Biologics Evaluation and Research (CBER). This plan shall: a) be such that effort for all animal studies and budget for non-aerosol animal challenge studies are “front-loaded” so that as much animal data as possible will be acquired within two years of contract award, b) in addition to safety and efficacy data in animals, provide for studies that demonstrate correlates of protection in two animal models and delineation of surrogate markers to support licensure under 21 CFR 601.91, c) contain studies addressing both GUP and PEP. Additionally, to more fully characterize the complete immune response to rPA, Cell Mediated Immunity (CMI) responses shall also be proposed and evaluated for their potential as correlates of protection. Although DMID shall directly fund and oversee aerosol challenge studies, these studies shall be proposed by successful offeror(s) and reviewed and implemented as a function of collaboration between offeror(s) and the rPA Interagency Animal Working Group.

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2.	Milestone 2: Within three months of contract award, refine and submit a clinical testing plan to licensure that is integrated with the preclinical testing and manufacturing plans using the most current and available information including consultation with DMID and CBER. Clinical trial activities performed as a result of this solicitation shall include Phase 2 trials to determine optimum dose and optimum dosing regimen. Phase 2 trials for the young, elderly and special populations and Phase 3 trials are not a requirement of this milestone. Given the duration, cost and importance of clinical trials, the schedule for each clinical trial must clearly indicate key events.

3.	Milestone 3: Within three months of contract award and using the most current and available information including consultation with DMID and CBER, refine and submit a regulatory development and support plan that is integrated with all testing and manufacturing activities. Activities in this plan include IND maintenance, verbal and written communications with CBER, and compilation of data and materials that will be required in the BLA.

4.	Milestone 4: Within six months of contract award, complete development and validation of all assays necessary for product characterization, release and potency evaluation. Validation must comply with relevant FDA and ICH guidelines. Milestone completion shall be determined by submission of a validation report(s).

5.	Milestone 5: Within six months of contract award, demonstrate to the DMID and/or its designee(s) that the final production facility is suitable for manufacture of licensable rPA vaccine. The manufacturing facility and production processes shall be maintained at cGMP standards throughout all manufacturing operations. As part of the technical proposal, the offeror must provide documentation of the adequacy of facilities available for increased production of vaccine. As required by this acquisition, the proposed manufacturing facility must be operated in compliance with cGMP and shall produce product of licensable quality. Quality Control (QC) and Quality Assurance (QA) programs must be in place and sufficient to ensure cGMP manufacture of rPA vaccine acceptable for licensure. Quality programs must be maintained at cGMP standards throughout all manufacturing operations.

6.	Milestone 6: Within nine months of contract award, demonstrate to DMID and/or its designee(s) that all technology transfer and process development necessary for intermediate-scale cGMP manufacture of three million-doses of rPA vaccine has been completed. This process includes completion and QC/QA release of all necessary documentation, and completion of all process development and engineering runs (for manufacture and fill) in the same facility(s) to be used for final consistency lot production.

7.	Milestone 7: Within 12 months of contract award, refine and submit for DMID approval, a plan to maintain, test, and replenish the rPA anthrax vaccine inventory for the period of this contract. This milestone pertains to all activities required to maintain the vaccine inventory other than stability testing. A stability plan shall be contained in the proposal; however, the final stability testing plan must be that agreed to and approved by the Project Officer.

8.	Milestone 8: Within 12 months of contract award, complete the first Phase 2, dose optimization clinical trial. Testing shall begin only after the plan and initial protocols are approved by the Project Officer, and suitable cGMP test material is available.

9.	Milestone 9: Within twelve months of award, provide a feasibility plan to manufacture, formulate, fill and finish, test, and deliver to the government up to 25 million doses of the candidate rPA vaccine suitable for storage in a stockpile for emergency use. This plan shall be based on production of a stockpile produced from multiple, consistent, cGMP vaccine lots. The plan shall include proposed steps to be taken to monitor the quality and replenish the stockpile as needed to maintain its ready availability for emergency use under IND. The feasibility plan shall include: (a) details of the process to scale-up production of multiple lots, including data to support the approach, i.e. successful scale-up of similar product class or data to or from intermediate scales of production; (b) timeline for production and delivery of up to 25 million doses of product; (c) strategy that will be pursued to seek a US license for the product and to provide continued support for maintaining an active government-held IND (this strategy shall be consistent with, and refined from, plans developed in Milestones 1-3); (d) estimates of cost/dose of up to 25 million doses delivered as single doses to the government for use, and (e) a plan to monitor and replenish the stockpile as needed in consultation with the managers of the Government stockpile (this plan shall be consistent with, and refined from, Milestone 7).

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10.	Milestone 10: Within 18 months of contract award, complete manufacture and release of bulk drug substance from at least three cGMP consistency lots.

11.	Milestone 11: Within 21 months of contract award, complete formulation, fill and finish of all drug product lots that shall comprise the three million single-dose rPA anthrax vaccine inventory.

12.	Milestone 12: Vaccine from each consistency lot must be delivered to, or stored for, the government as directed immediately upon completion of drug product characterization and testing under GLP conditions, and release (under IND). Within 24 months of contract award, the entire three million-dose vaccine inventory shall have been delivered to, or stored for, the government as directed.

13.	Milestone 13: Within 24 months of contract award, complete the second Phase 2, clinical trial. Testing shall begin only after the Project Officer approves the plan and initial protocols.

14.	Milestone 14: Within 36 months of contract award complete the preclinical testing plan delineated in Milestone 1. Each GLP study shall be initiated following Project Officer approval of the plan and when suitable cGMP test material is available. Preclinical testing shall be conducted so that as much data as possible is obtained during the first two years after contract award.

15.	Milestone 15: Within 36 months of contract award complete the regulatory development and support plan delineated in Milestone 3. These activities shall begin following Project Officer approval of the plan.

16.	Milestone 16: Within 36 months of contract award complete the stability testing plan for drug substance and drug product.

17.	Milestone 17: Within 36 months of contract award, store, maintain, test and replenish the vaccine inventory as needed. These activities, which do not include stability testing, shall begin when the vaccine inventory is completed and continue to the end of the contract period of performance.

Meetings and Conferences: The Contractor shall participate in regular meetings to coordinate and oversee the contract effort as directed by the Project Officer. Such meetings may include, but are not limited to, meetings of all contractors and subcontractors to discuss preclinical and clinical study designs; meetings with individual contractors and other PHS officials to discuss the technical, regulatory and ethical aspects of the program; and meetings with NIH technical consultants to discuss technical data provided by the contractor.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

29.

DETAILED TABLE OF CONTRACT CONTENTS

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TABLE OF CONTENTS (CONTINUED)

PAGE

ARTICLE H.9. INTRODUCTION OF RODENTS AND RODENT PRODUCTS	18

ARTICLE H.10. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS	18

ARTICLE H.11. ANIMAL WELFARE	18

ARTICLE H.12. SALARY RATE LIMITATION LEGISLATION PROVISIONS	18

ARTICLE H.13. PUBLICATION AND PUBLICITY	19

ARTICLE H.14. PRESS RELEASES	19

ARTICLE H.15. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE	19

ARTICLE H.16. ANTI -LOBBYING	19

ARTICLE H.17. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES	20

ARTICLE H.18. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORISM ACTIVITIES	20

ARTICLE H.19. SELECT AGENT AWARDS TO FOREIGN CONTRACTOR’S STATUS	20

ARTICLE H.20. OFFICE OF HEALTH AND SAFETY - LABORATORY REGISTRATION/SELECT AGENT TRANSFER PROGRAM	20

ARTICLE H.21. POSSESSION, USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS	20

PART II. — CONTRACT CLAUSES	22

SECTION I. CONTRACT CLAUSES	22

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE(FEBRUARY 1998)	22

ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES	24

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES	24

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT	25

PART III.	27

SECTION J. LIST OF ATTACHMENTS	27

1. Statement of work	27

2. Invoice/Financing Request and Contract Financial Reporting Instructions
for NIH Cost-Reimbursement Type Contracts	27

3. Inclusion Enrollment Report	27

4. Annual Technical Progress Report Format for Each Study	27

5. Safety & Health	27

6. Procurement of Certain Equipment	27

7. Research Patient Care Costs	27

8. Report of Government-Owned, Contractor Held Property	27

PART IV.	28

SECTION K. REPRESENTATIONS AND CERTIFICATIONS	28

1. Representations and Certifications	28

2. Human Subjects Assurance Indentification Number	28

3. Animal Welfare Assurance Number	28

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

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